                                  EXHIBIT 23.1

                         Consent of Independent Auditors
                         -------------------------------

The Board of Directors and Stockholders
WebFinancial Corporation:

We consent to  incorporation  by reference in the  registration  statement  (No.
33-35606) on Form S-8 of WebFinancial  Corporation of our report dated March 24,
2000, relating to the consolidated balance sheet of WebFinancial  Corporation as of December 31, 1999,  and the related  consolidated  statements of  operations, stockholders'  equity,  and cash flows, for the year ended December 31, 1999 and the eleven months ended December 31, 1998,  which report appears in the December
31, 2000 annual report on Form 10-K of WebFinancial Corporation.

/s/ KPMG LLP

Salt Lake City, Utah
April 2, 2001